UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934




                        Date of Report: November 9, 2005



                             MIDDLESEX WATER COMPANY
                             -----------------------
             (Exact name of registrant as specified in its charter)


          NEW JERSEY                      0-422                  22-1114430
          ----------                      -----                  ----------
(State or other jurisdiction of        (Commission            (I.R.S. Employer
 incorporation or organization)        File Number)          Identification No.)


            1500 RONSON ROAD, P.O. BOX 1500, ISELIN, NEW JERSEY 08830
            ---------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (732) 634-1500
                                 --------------
              (Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 2.02 Results of Operations and Financial Condition
Announcement of Middlesex Water Company third quarter 2005 earnings as set forth in the attached press release.

Item 4.02 (a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
Announcement of Middlesex Water Company restatement

Item 9.01 Financial Statements and Exhibits.
Income statement filed as an exhibit.






                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.



                                                MIDDLESEX WATER COMPANY
                                                      (Registrant)





                                                s/Kenneth J. Quinn
                                                ------------------
                                                Kenneth J. Quinn
                                                Vice President, General Counsel,
                                                Secretary and Treasurer


Dated:    November 9, 2005

             MIDDLESEX WATER COMPANY REPORTS THIRD QUARTER EARNINGS

             Cash Flow Information and Balance Sheets to be Restated

       Third Quarter Revenue Growth Outpaced by Increased Operating Costs

      ISELIN, NJ (November 9, 2005) Middlesex Water Company, (NASDAQ:MSEX), a provider of water and wastewater services in New Jersey and Delaware, announced earnings applicable to common stock of $3.0 million for the quarter ended September 30, 2005, a decrease of $0.3 million from the same period in 2004. Basic and diluted earnings per share of common stock decreased from $0.29 to $0.26 per share, primarily due to the reduction in earnings.
      For the nine-month period ended September 30, 2005, earnings applicable to common stock were $6.2 million, compared to $6.1 million in the prior year. Basic and diluted earnings per share decreased however, from $0.55 to $0.54, as a result of higher average shares outstanding as compared to the prior year. The increased shares largely resulted from a sale of 700,000 shares of common stock on May 12, 2004 in addition to shares issued under the Company's Dividend Reinvestment and Common Stock Purchase Plan during 2005.

Third Quarter 2005 Results
--------------------------
      Consolidated operating revenues for the quarter ended September 30, 2005 were $20.8 million, up $1.0 million from $19.8 million for the same period in 2004. Total water sales revenues improved by $1.0 million in our regulated New Jersey utilities, which was a result of increased water consumption due to weather that was drier than in the same period in 2004. Continued customer growth and a base rate increase of $0.5 million in April 2005 for the Company's Delaware subsidiary, Tidewater Utilities, Inc. (TUI) generated $0.4 million of additional water revenues as compared to the same period in 2004. Revenues from a meter installation venture decreased $0.5 million, as the contracts for this venture were completed in December 2004. Revenues from all other operations increased $0.1 million as compared to the same period in 2004.
      Operating expenses increased to $16.4 million, up from $15.4 million. This increase was largely due to $0.7 million of higher costs for payroll and benefits, primarily for pension, post-retirement and health care. Costs for purchased water, purchased power, water treatment and repairs to our distribution system in New Jersey were $0.3 million higher. Costs associated with customer growth at TUI resulted in an increase of $0.3 million. Costs associated with the meter installation venture decreased $0.5 million due to the completion of the contracts. All other operating expenses increased $0.2 million.

Nine-Month Results
------------------
      Consolidated operating revenues for the nine months ended September 30, 2005 were $56.0 million, up $2.5 million from $53.5 million for the same period in 2004. Total water sales revenues improved by $2.7 million in our regulated New Jersey utilities, of which $1.7 million was a result of a $4.3 million base rate increase in May 2004. In addition, $1.0 million was due to increased water consumption. TUI's continued customer growth and base rate increases generated $1.3 million of additional water revenues. Revenues from our meter installation venture decreased $1.7 million due to completion of the contracts in December 2004. Revenues from all other operations increased $0.2 million compared to the same period in 2004.

Operating expenses increased to $45.7 million, up from $43.7 million. Higher costs for payroll and benefits represented $1.7 million of the increase. Costs for purchased water, purchased power, water treatment, and repairs to our distribution system in New Jersey were $0.5 million higher. Costs associated with customer growth at TUI accounted for $0.7 million of the increase. Costs associated with the meter installation venture decreased $1.6 million due to the completion of the contracts. Depreciation expense increased $0.5 million as a result of additional assets placed in service since September 30, 2004. All other operating expenses increased $0.2 million.

Statement of Cash Flows and Balance Sheets to Be Restated
---------------------------------------------------------
      Management has announced that the Company filed a request for an extension of time from the Securities and Exchange Commission to file its 2005 third quarter report on Form 10-Q in order to file certain restated utility plant and cash flow information. As part of its financial reporting process review, management determined on November 5, 2005 that the Company needed to restate its consolidated financial statements. The Form 10-Q will include restatement of the Condensed Consolidated Balance Sheet as of December 31, 2004, for unrecorded non-cash contributions of utility assets to Tidewater from developers and the related construction advances or contributions. Separately, cash flows from both financing and investing activities in the Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2004, will be restated for transactions consisting of utility plant contributions by developers of assets from completed construction projects, to Tidewater, in the form of non-cash construction advances or contributions. In addition, the Company intends to amend the Consolidated Balance Sheets as of December 31, 2003 and 2004 and its Consolidated Statements of Cash Flows for the fiscal periods ended December 31, 2002, 2003 and 2004, originally filed in its 2004 Annual Report on Form 10-K and its Condensed Consolidated Balance Sheet and Condensed Consolidated Statements of Cash Flows originally filed in its Quarterly Reports on Form 10-Q for the periods ended March 31, 2005 and June 30, 2005, as soon as practicable. While the restatement does not have an impact on reported earnings, cash flows from operating activities or cash balances for the periods affected, the consolidated financial statements and the condensed consolidated financial statements issued in those original filings should not be relied upon because of the restatements to those financial statements. The Company has discussed with Deloitte & Touche LLP, independent accountant, the matters disclosed in this filing.

Board Declares Quarterly Dividend
---------------------------------
      The Company's Board of Directors approved an increase in the quarterly dividend from $0.1675 to $0.17 per share, payable December 1, 2005, to common shareholders of record as of November 15, 2005. The Company has paid cash dividends in varying amounts for the past 93 years and the dividend has been increased in each year since 1973. Middlesex Water has a Dividend Reinvestment and Common Stock Purchase Plan (Plan) through which dividends and optional cash payments can be used to purchase additional shares of Common stock. The Company is currently offering its shares at a 5% discount on all optional cash purchases and reinvested dividends under the Plan through December 1, 2005.

About Middlesex Water Company
-----------------------------
      Middlesex Water Company, organized in 1897, is an investor-owned water utility, serving customers in central and southern New Jersey and in the State of Delaware. The Company and its New Jersey subsidiaries - Pinelands Water Company and Pinelands Wastewater Company--are subject to the regulations of the Board of Public Utilities of the State of New Jersey. Middlesex Water operates the water and wastewater utilities for the City of Perth Amboy through its subsidiary, Utility Service Affiliates (Perth Amboy), Inc. The Company's Delaware subsidiaries, Tidewater Utilities, Inc., together with Southern Shores Water Company, and Tidewater Environmental Services are subject to the regulations of the Public Service Commission in Delaware. These companies are also subject to various Federal and State and regulatory agencies concerning water quality standards.

         For additional information regarding Middlesex Water Company, visit the Company's Web site at www.middlesexwater.com or call (732) 634-1500.

--------------------------------------------------------------------------------
Certain matters discussed in this press release are "forward-looking statements"
   regarding the Company's results of operations and financial position. Such statements address future plans, objectives, expectations and events concerning various matters such as capital expenditures, earnings, litigation, growth potential, rate, regulatory matters, liquidity, capital resources and accounting matters. Actual results in each case could differ materially from those currently anticipated in such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
--------------------------------------------------------------------------------

Contact:
Bernadette M. Sohler
Director of Communications
(732) 634-1500

                             MIDDLESEX WATER COMPANY
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)


                                              Three Months Ended September 30, Nine Months Ended September 30,
                                                  2005                2004            2005            2004
                                              -------------------------------- -------------------------------

Operating Revenues                                $ 20,832,448    $ 19,856,688    $ 56,006,102    $ 53,502,334
                                                  ----------------------------    ----------------------------

Operating Expenses:
  Operations                                        10,065,706       9,193,804      28,516,810      27,455,475
  Maintenance                                          765,422         759,352       2,643,226       2,430,319
  Depreciation                                       1,635,403       1,467,523       4,803,610       4,353,222
  Other Taxes                                        2,352,781       2,224,028       6,599,435       6,195,329
  Income Taxes                                       1,535,061       1,714,802       3,096,545       3,240,804
                                                  ----------------------------    ----------------------------

       Total Operating Expenses                     16,354,373      15,359,509      45,659,626      43,675,149
                                                  ----------------------------    ----------------------------

               Operating Income                      4,478,075       4,497,179      10,346,476       9,827,185

Other Income (Expense):
  Allowance for Funds Used During Construction         109,009         179,173         459,915         309,455
  Other Income                                          63,368          33,418         154,530         170,983
  Other Expense                                         (1,879)            (85)        (26,348)        (29,761)
                                                  ----------------------------    ----------------------------

       Total Other Income, net                         170,498         212,506         588,097         450,677

Interest Charges                                     1,624,145       1,347,475       4,584,315       3,991,681
                                                  ----------------------------    ----------------------------

Net Income                                           3,024,428       3,362,210       6,350,258       6,286,181

Preferred Stock Dividend Requirements                   61,947          63,697         189,340         191,090
                                                  ----------------------------    ----------------------------

Earnings Applicable to Common Stock               $  2,962,481    $  3,298,513    $  6,160,918    $  6,095,091
                                                  ----------------------------    ----------------------------

Earnings per share of Common Stock:
  Basic                                           $       0.26    $       0.29    $       0.54    $       0.55
  Diluted                                         $       0.26    $       0.29    $       0.54    $       0.55

Average Number of
  Common Shares Outstanding:
  Basic                                             11,466,024      11,316,768      11,409,182      10,989,209
  Diluted                                           11,805,164      11,659,908      11,750,989      11,332,349

Cash Dividends Paid per Common Share              $     0.1675    $     0.1650    $     0.5025    $     0.4950
